OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Champion Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Champion Enterprises, Inc.

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Notice of 2005

Annual Meeting of Shareholders
and Proxy Statement

March 14, 2005

CORPORATE HEADQUARTERS
AUBURN HILLS, MICHIGAN 48326
(248) 340-9090

March 14, 2005

Dear Shareholders:

It is our pleasure to invite you to attend the Champion Enterprises, Inc. 2005 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 3, 2005, at 11:30 a.m. at The Westin Detroit Metropolitan Airport, Detroit, Michigan. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by mail. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Thank you for your support.

Sincerely,

CHAMPION ENTERPRISES, INC.

Selwyn Isakow	William C. Griffiths
Chairman of the Board of Directors	President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

of Champion Enterprises, Inc.

Time:	11:30 a.m., Tuesday, May 3, 2005

Place:	The Westin Detroit Metropolitan Airport 2501 WorldGateway Place Detroit, Michigan 48242

Items of Business:	1. Elect seven directors; 2. Vote on a proposal to adopt the 2005 Equity Compensation and Incentive Plan; and 3. Transact any other business properly brought before the meeting.

Annual Reports:	The 2004 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a Shareholder on March 7, 2005.

Date of Mailing:	This notice and Proxy Statement are first being mailed to Shareholders on or about March 14, 2005.

By Order of the Board of Directors John J. Collins, Jr., Secretary

About The Meeting

What am I voting on?

You will be voting to elect seven Directors of Champion Enterprises, Inc. (“we”, “Champion”, or the “Company”), as discussed on page 6. Each Director will hold office until the next Annual Meeting of Shareholders or until a successor is appointed and qualified. You will also be voting on a proposal to adopt the 2005 Equity Compensation and Incentive Plan, as discussed on page 15.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2005 Annual Meeting of Shareholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 7, 2005. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 7, 2005 we had 72,543,422 shares of Common Stock outstanding.

How do I vote?

You can vote in one of four ways:

•	By Internet at www.voteproxy.com. We encourage you to vote this way.
•	By toll-free telephone at 800-PROXIES.
•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Champion’s Secretary at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting again by telephone or Internet before midnight EDT on May 2, 2005.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “For” the election of the nominee Directors and “For” the proposal to adopt the 2005 Equity Compensation and Incentive Plan.

How do I vote my shares in the Champion Enterprises, Inc. Savings Plan?

Shares credited to your Champion Enterprises, Inc. 401(K) Savings Plan (the “Savings Plan”) are on your proxy card. You may vote these shares using the Internet, telephone or mail as described on the proxy card. Your Proxy will be considered to be voting directions to the Trustee of the Savings Plan concerning shares held in your account. If you do not provide voting directions, if the card is not signed, or if the card is not received by April 30, 2005, the shares credited to your account will be voted in the same proportion as directions received from other participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company and you may reach them by telephone at 800-937-5449. Shares held by the Savings Plan cannot be consolidated with your other holdings.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at 248-340-7731. We look forward to having you attend.

May Shareholders ask questions at the meeting?

Yes, representatives of the Company will answer Shareholder questions of general interest at the meeting.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 7, 2005 must be represented in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy using the Internet, telephone, or mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors?

The seven Director nominees receiving the highest number of “For” votes will be elected as Directors. This number is called a plurality. Shares not voted, whether by marking “Withhold Authority” on your proxy card, by broker non-votes, or otherwise, will not be considered in the election of Directors. Unless a properly executed proxy card is marked “Withhold Authority,” the Proxy given will be voted “For” each of the seven Director nominees. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

How many votes are needed to adopt the 2005 Equity Compensation and Incentive Plan?

The affirmative vote of a majority of the votes cast is required for adoption of the 2005 Equity Compensation and Incentive Plan, provided that the total votes cast on the proposal represents over 50% of all shares entitled to vote. Shares not voted, whether by marking “Abstain” on your proxy card, by broker non-votes, or otherwise, will have no effect on the outcome of the vote.

Can my shares be voted on matters other than those described in this Proxy Statement?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are Shareholder proposals due for the 2006 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders, proposals must be received by the Company not later than November 14, 2005. Such proposals should be addressed to the Company’s Secretary at the address listed below. Shareholder proposals to be presented at the 2006 Annual Meeting or any Special Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company no earlier than February 2, 2006 nor later than March 3, 2006 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Champion Enterprises, Inc.?

More information on Champion can be obtained by:

•	Contacting Investor Relations at 248-340-7731.
•	Going to our website at www.championhomes.net.
•	Writing to:

     Champion Enterprises, Inc.

     Attn: Investor Relations
     2701 Cambridge Court, Suite 300
     Auburn Hills, Michigan 48326

Upon request Champion will provide, free of charge, additional copies of the Company’s 2004 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, and Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

1.                           Election of Directors

Nominees:

ROBERT W. ANESTIS Director since 1991
                                                            Age 59
From 1999 until 2005 Mr. Anestis was Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., a St. Augustine, Florida based holding company with interests in the railroad and commercial real estate businesses. Prior to 1999 and for the preceding five years, he was the President of Anestis & Company, an investment banking and financial advisory firm. Mr. Anestis serves as a director of Genesee & Wyoming Inc.

ERIC S. BELSKY, PH.D. Director since 2002
                                                            Age 44
Since 1997 Dr. Belsky has been the Executive Director of the Joint Center for Housing Studies at Harvard University (the “Joint Center”), which conducts research to identify and analyze housing market opportunities and challenges for business and government. The Joint Center is a collaborative venture of the Harvard Design School and the John F. Kennedy School of Government. He has also held positions with the Millennial Housing Commission created by the Congress of the United States, PricewaterhouseCoopers LLP, Fannie Mae and the National Association of Homebuilders.

WILLIAM C. GRIFFITHS Director since 2004
                                                            Age 53
Mr. Griffiths became President and Chief Executive Officer of Champion on August 1, 2004. From 2001 until 2004 he was employed by SPX Corporation, a global multi-industry company located in Charlotte, North Carolina, where he was President-Fluid Systems Division. From 1998 until it was acquired in 2001 by SPX Corporation, Mr. Griffiths was President-Fluid Systems Division at United Dominion Industries, Inc.

SELWYN ISAKOW Director since 1991
                                                            Age 53
For more than five years, Mr. Isakow has been Chairman, President and Chief Executive Officer of The Oxford Investment Group, Inc., a Bloomfield Hills, Michigan, merchant banking and corporate development firm. In 2004 Mr. Isakow became the Chairman of the Board for Champion. He is also Chairman of Bloomfield Hills Bancorp., Inc. and a director of The Private Bank.

BRIAN D. JELLISON Director since 1999
                                                               Age 59
Mr. Jellison is currently Chairman, President and Chief Executive Officer of Roper Industries, Inc. (“Roper”), Duluth, Georgia, a manufacturer of instrumentation, controls and scientific imaging products. He has served as Roper’s Chairman since 2003 and President and Chief Executive Officer since 2001. From 1998 to 2001 Mr. Jellison served as Executive Vice President of Ingersoll-Rand Company, a major manufacturer of diversified industrial equipment and components.

G. MICHAEL LYNCH Director since 2003
                                                               Age 61
Since 2000 Mr. Lynch has served as Executive Vice President and Chief Financial Officer of Federal-Mogul Corporation (“Federal-Mogul”), a global manufacturer and marketer of auto motor component parts. On October 1, 2001, Federal-Mogul filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. For three years prior to working for Federal-Mogul, Mr. Lynch was Vice President and Controller for Dow Chemical Company and previously worked for 29 years with Ford Motor Company in various financial-related positions.

SHIRLEY D. PETERSON Director since 2004
                                                               Age 63
Mrs. Peterson was President of Hood College, an independent liberal arts college in Frederick, Maryland, from 1995 until 2000. From 1989 through 1993 she served in the United States government, first appointed by President George H. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She also was a partner in the law firm of Steptoe & Johnson, where she spent a total of 22 years from 1969-89 and 1993-94. Currently, Mrs. Peterson serves on the board of directors of AK Steel Holding Corporation, The Goodyear Tire & Rubber Company, and Federal-Mogul. She is also an independent trustee of the Scudder Mutual Funds, as well as a trustee of Bryn Mawr College.

Information Regarding the Board of Directors

Makeup of the Board:	Our bylaws allow for a minimum of three directors and a maximum of nine directors. Currently, the Board is comprised of seven directors. In the event that a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

Length of Board Term:	Directors who are elected will hold office until the 2006 Annual Meeting of Shareholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

Number of Meetings in 2004:	The Board met 17 times during the fiscal year ended January 1, 2005 (“fiscal 2004”).

Board Committees:	The Board has three standing committees: the Audit and Financial Resources Committee; the Compensation and Human Resources Committee; and the Nominating and Corporate Governance Committee. Each committee’s charter is available on the Company’s website, www.championhomes.net. The Board has determined that each committee member is independent as defined under New York Stock Exchange (“NYSE”) rules.

Audit and Financial Resources Committee:

The Committee met nine times during fiscal 2004.

Members: • G. Michael Lynch, Chair • Selwyn Isakow • Brian D. Jellison

Responsibilities:

•	Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
•	Review the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”).
•	Review the corporate accounting and financial reporting practices.
•	Appoint the Company’s independent registered public accounting firm.
•	Approve the scope of the audit and related audit fees.
•	Monitor systems of internal financial controls.

The Board has determined that each member of the Audit and Financial Resources Committee, G. Michael Lynch, Selwyn Isakow and Brian D. Jellison, is independent, is an “audit committee financial expert,” and is qualified to serve on the Committee under NYSE rules.

Compensation and Human Resources Committee:

The Committee met 14 times during fiscal 2004.

Members: • Robert W. Anestis, Chair • Eric S. Belsky • Brian D. Jellison • Shirley D. Peterson

Responsibilities:

•	Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.
•	Consider and recommend to the Board compensation of Directors.
•	Develop and monitor executive compensation policies.
•	Oversee administration of stock-based compensation plans and programs.

Nominating and Corporate Governance Committee:

The Committee met eight times during fiscal 2004.

Members: • Eric S. Belsky, Chair • Robert W. Anestis • Selwyn Isakow • Shirley D. Peterson

Responsibilities:

•	Primary function is to assist the Board in identifying, screening and recommending qualified candidates to serve as Directors.
•	Recommend to the Board the nominees to fill new positions or vacancies as they occur among the Directors.
•	Recommend to the Board the candidates for election or reelection as Directors by the Shareholders at the Annual Meeting.
•	Review corporate governance documents at least annually and recommend appropriate changes.

Corporate Governance

General:	The Board believes that good corporate governance is important so that the Company is managed for the long-term benefit of its Shareholders. The Board at least annually reviews its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics and various Committee charters, each of which is regularly updated.

You can access our Corporate Governance Guidelines, Code of Ethics and charters for each of our three Board Committees in the “Investor Relations — People and Governance” section of our website at www.championhomes.net or by writing to:

John J. Collins, Jr. Secretary Champion Enterprises, Inc. 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326.

Nomination of Directors:	The Corporate Governance and Nominating Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge of and diversity of skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Guidelines and in applicable Committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies. In addition, the Company strives to have all Directors, other than the President and Chief Executive Officer, be independent in accordance with NYSE rules.

The Committee will consider nominations submitted by Shareholders. To recommend a Director nominee, a Shareholder should write to the Company’s Secretary at the above address. To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2006 Annual Meeting of Shareholders, a recommendation for a Director must be received by the Company’s Secretary no later than November 3,

2005. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the Shareholders at the 2005 Annual Meeting are current members of the Board. Mrs. Peterson was recommended for consideration on Champion’s Board by a Non-employee Director. The Committee did not receive any nominations from Shareholders for the 2005 Annual Meeting.

Director Independence:	The Board has determined that all Director nominees for election at the 2005 Annual Meeting, other than the President and Chief Executive Officer, are independent in that such nominees have no material relationship with the Company either directly or indirectly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the fact that no nominee for Director, other than Mr. Griffiths: is an officer or employee of the Company or its subsidiaries or affiliates; has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company; has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a Director; is, or was within the past three years, employed by the independent auditors for the Company; is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; or serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the

Company or its subsidiaries made charitable contributions or payments in the last fiscal year in excess of two percent of the organization’s charitable receipts. In addition, no executive officer of the Company serves on the compensation committee of any corporation that employs a Director nominee or a member of the immediate family of any Director nominee.

Shareholder Communications with Directors:	The Board has established a process for Shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Eric S. Belsky Chairman of the Nominating and Corporate Governance Committee c/o the Company’s Secretary 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326.

Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Shareholders if reasonably possible. All members of the Board at the time of the meeting, except for Mr. Lynch, attended the 2004 Annual Meeting.

Director Evaluation:	The Board conducts annual performance evaluations of the Board and each committee.

Executive Session Presiding Director:	The presiding Director for executive sessions of the Board is the Non-employee Chairman of the Board.

Code of Ethics:	The Company has a Code of Ethics that applies to all of its employees, officers and Directors. The Code of Ethics, as currently in effect (together with any amendments that may be adopted from time to time), is posted in the “Investor Relations — People and Governance” section of the Company’s website at www.championhomes.net. Amendments to, and any waiver from, any provision of the Code of Ethics that requires disclosure under applicable SEC rules will be posted on the Company’s website.

Compensation of Directors

General:	Non-employee Directors are currently compensated pursuant to the 2000 Stock Compensation Plan for Non-employee Directors (the “2000 Directors’ Plan”), which the Shareholders approved in 2000. A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. Directors are reimbursed for expenses to attend Board and Committee meetings. Non-employee Director compensation consists of a cash component and a stock component.

Cash Component:	The cash component of Non-employee Director compensation consists of an annual cash retainer of $30,000 (plus an additional $4,500 for Committee Chairpersons and $60,000 for the Non-employee Chairman of the Board), which is paid quarterly. In addition, Directors receive $1,500 for each Board or Committee meeting attended in person and $750 for each meeting attended by telephone. Committee meeting fees only apply to meetings not held on the same day as a Board meeting. A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson prior to an Annual Meeting receives a prorated cash retainer for the interim term.

Stock Component:	The stock component of Non-employee Director compensation consists of a restricted stock retainer for 7,000 shares of Champion’s Common Stock (plus an additional 1,050 shares for Committee Chairpersons and 1,000 shares for the Non-employee Chairman of the Board) upon election or reelection at an Annual Meeting. A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson prior to an Annual Meeting receives a prorated restricted stock award for such interim term. Restrictions on the restricted stock award lapse based on the Director’s length of service with the Company following the award, as follows: 0% for less than six months; 50% for more than six months but less than one year; and 100% for one year. A Director may elect to defer receipt of a restricted stock award until retirement, death or other termination of service from the Board. If a Director makes this election, the deferred stock award is subject to the same restrictions as discussed above.

Stock Ownership Requirement:	Non-employee Directors are expected to own a minimum of 10,000 shares of Company Common Stock by the later of the end of 2005 or three years after joining the Board.

Expiration of 2000 Directors’ Plan:	The 2000 Directors’ Plan will expire after this year’s Annual Meeting and be replaced by (i) a Director cash retainer program to be adopted by the Board that will be substantially the same as the cash retainer provisions of the 2000 Directors’ Plan and (ii) the 2005 Equity Compensation and Incentive Plan if Proposal 2 is approved by the Shareholders.

2. Proposal to Adopt the 2005 Equity Compensation and Incentive Plan

General:	We are requesting that the Shareholders vote in favor of adopting the 2005 Equity Compensation and Incentive Plan (the “2005 Plan”), which was approved by the Board on December 7, 2004. If adopted, the 2005 Plan will become the sole plan for providing equity-based incentive compensation to eligible employees, Non-employee Directors and consultants. We firmly believe that a broad-based equity compensation program is a necessary and powerful incentive and retention tool that benefits the Company’s Shareholders. The 2005 Plan was developed by the Board’s Compensation and Human Resources Committee (the “Compensation Committee”) with the assistance of an independent compensation consultant and outside legal counsel.

We have provided long-term equity compensation under Shareholder approved plans since 1987. Because the ability to make awards under the 1995 Stock Option and Incentive Plan (the “1995 Stock Option Plan”) expired on November 28, 2004, we currently do not have a plan available to provide equity-based incentives to employees. The 1995 Stock Option Plan provided for the grant of stock options, stock appreciation rights, restricted stock, performance shares and annual incentive awards. Non-employee Directors currently receive equity- based incentives under the 2000 Directors’ Plan, which expires after the 2005 Annual Meeting of Shareholders. If approved, the 2005 Plan would amend and restate the 1995 Stock Option Plan and include provisions for Non-employee Director stock retainers in a manner similar to the 2000 Directors’ Plan.

Approval of the 2005 Plan will enable the Company to achieve the following objectives:

• To offer equity-based incentive compensation to maintain the Company’s competitive ability to attract, retain, motivate and reward key employees, Non-employee Directors and consultants.

• To utilize a variety of equity-based incentives, including stock options, restricted stock, restricted stock units, performance-based stock awards, annual incentive awards, and stock appreciation rights, as deemed appropriate by the Compensation Committee to align participants’ interests with those of Shareholders.

• To allow the Board to further its long-term incentive strategy of reliance on performance-based awards such as restricted stock and performance shares rather than time-vested stock options.

• To strengthen compensation and corporate governance best practices. The 2005 Plan expressly prohibits the repricing of stock options or stock appreciation rights without the approval of Shareholders. This provision applies to both direct repricing (lowering the exercise price of outstanding options or stock appreciation rights) and indirect repricing (canceling outstanding options or stock appreciation rights and granting replacement options or stock appreciation rights with a lower exercise price, a replacement grant of restricted stock, or a cash payout for the option).

The 2005 Plan is being submitted for approval by Shareholders, as we have done previously with our 1995 Stock Option Plan and our 2000 Directors’ Plan, in accordance with NYSE listing requirements. The 2005 Plan is also being submitted, among other reasons, to ensure that certain awards granted under the 2005 Plan may qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code (the “IRC”).

Summary of the 2005 Plan:

General:	The principal features of the 2005 Plan, which are substantially the same as those of the 1995 Stock Option Plan and the stock retainer provisions of the 2000 Directors’ Plan, are summarized below. This summary is qualified in its entirety by reference to Appendix A to this Proxy Statement, which contains the proposed 2005 Plan in its entirety.

Purpose:	The 2005 Plan will allow the Company, under the direction of the Compensation Committee, to offer to employees, Non-employee Directors and consultants a variety of equity-based incentives, including stock options, restricted stock, restricted stock units, performance-based stock awards, annual incentive awards, and stock appreciation rights, through May 2, 2015. These awards may or may not require the attainment of performance objectives. The purposes of these awards are (i) to promote the best interests of the Company and its Shareholders by encouraging employees, Directors and consultants to acquire an ownership interest in the Company through the granting of equity-based incentives thus aligning their interests with those of Shareholders, and (ii) to enhance the ability of the Company to attract, retain, motivate and reward qualified employees, Directors and consultants. If approved, the 2005 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that the Company places on motivating and rewarding results with long-term, performance-based incentives.

Plan Administration:	The 2005 Plan will be administered by our Compensation Committee, which from time to time may retain an independent consultant. All members of this Committee are outside directors who qualify as (i) “independent directors” under NYSE requirements, (ii) “Non-employee Directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) “outside directors” for purposes of section 162(m) of the IRC. The Compensation Committee will select the participants who receive awards, determine the number of shares or amount of award covered thereby, and, subject to the terms and limitations expressly set forth in the 2005 Plan, establish the terms, conditions and other provisions of the incentives. The Compensation Committee may interpret the 2005 Plan and establish, amend and rescind any rules relating to the 2005 Plan. The Compensation Committee may delegate to the Chief Executive Officer of the Company the ability to grant awards and take certain other actions with respect to participants who are not executive officers.

Authorized Shares:	The 2005 Plan authorizes the issuance of up to 4,000,000 shares of Company Common Stock. Any shares subject to an award under the 2005 Plan that are forfeited, cancelled or settled for cash, or expire or otherwise are terminated without issuance of such shares, shall be available for awards under the 2005 Plan. In the event that any option or other award granted under the 2005 Plan is exercised through the delivery of shares or in the event that withholding tax liabilities arising from such option or other award are satisfied by the withholding of shares, the number of shares available for awards under the 2005 Plan shall be increased by the number of shares so surrendered or withheld. In addition, substitute awards will not reduce the shares available for grant under the 2005 Plan or to a participant in any fiscal year.

In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares, such adjustments and other substitutions shall be made to the 2005 Plan and to awards as the Committee in its sole discretion deems equitable or appropriate.

Individual Award Limits:	Under the 2005 Plan, in any one fiscal year no participant may be granted (i) stock options and/or stock appreciation rights with respect to more than 750,000 shares; (ii) restricted stock or restricted stock units denominated in shares of common stock with respect to more than 250,000 shares; (iii) performance awards denominated in shares of common stock with respect to more than 250,000 shares; and (iv) annual incentive awards denominated in shares of com-

mon stock with respect to more than 250,000 shares. The maximum dollar value payable to any participant in any one fiscal year with respect to restricted stock units, performance awards or annual incentive awards that are valued in property other than Company Common Stock is the lesser of $5,000,000 or five times the participant’s base salary.

Eligibility:	Participants in the 2005 Plan shall be employees, Non-employee Directors and consultants, where appropriate, as selected by the Compensation Committee. Incentive stock options may only be granted to the Company’s employees. As of December 31, 2004, there were approximately 100 employees and six Non-employee Directors eligible for grants and awards under the 2005 Plan.

Awards:	The 2005 Plan allows the Compensation Committee to offer a variety of equity-based incentives, including stock options, restricted stock, restricted stock units, performance-based stock awards, annual incentive awards, and stock appreciation rights, any or all of which may be made contingent upon the achievement of performance criteria.

Stock Options:	Stock options may be granted either alone or in addition to other awards granted under the 2005 Plan and may be an incentive stock option or a non-qualified stock option. The Committee in its discretion shall determine the general terms and conditions of option exercise, including the option exercise price, option term and applicable vesting requirements. The Committee may grant non-qualified options, which are not intended to be IRC section 162(m) awards, at an exercise price less than fair market value on the grant date. No stock option shall be exercisable after the expiration of ten years from the date the stock option is granted.

Unless otherwise provided in a participant’s agreement, payment of the stock option exercise price may be made in cash, shares of Company Common Stock that have been held at least six months or other consideration approved by the Committee, or any combination thereof, having a fair market value on the exercise date equal to the total option exercise price.

Stock Appreciation Rights:	Stock appreciation rights may be granted either alone or in tandem with stock options granted under the 2005 Plan. In the case of a stock appreciation right related to a stock option, the stock appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option. A stock option related to a stock appreciation right shall no longer be exercisable to the extent that the related stock appreciation right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it shall deem appropriate, provided that no stock appreciation right shall have a term that is longer than ten years or an exercise price below the fair market value of the stock on the date of grant.

Restricted Stock and Units:	Restricted stock or stock units shall be subject to restrictions during a period of time (the restriction period) as imposed by the Committee. Under the 2005 Plan, restricted stock or unit awards may be issued for no cash consideration or for such consideration as the Committee may determine, either alone or in addition to other awards granted under the 2005 Plan. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the restriction period, all shares or units of restricted stock still subject to forfeiture shall be forfeited by the participant and reacquired by the Company.

Performance Awards:	Performance awards consist of rights to receive cash, Company Common Stock or other property if designated performance goals are achieved. At the discretion of the Committee, performance awards may be granted as performance shares (evidenced by the receipt of a legended stock certificate) or performance units. The Committee will specify the performance goals, the applicable participant or group of participants, the performance period, the payment schedule if the goals are achieved, and other terms.

Annual Incentive Awards:	Annual incentive awards may be granted under the 2005 Plan based upon the attainment of specified levels of Company performance as measured by performance criteria determined at the discretion of the Committee. Annual incentive awards may be payable in cash, Company Common Stock or other property at the discretion of the Committee.

Section 162(m) Awards:	Awards may be based on performance criteria that satisfy section 162(m) of the IRC. To the extent that awards are intended to qualify as “performance-based compensation” under section 162(m), the performance criteria will be one or more of the following objective performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division or subsidiary, either individually, alternatively, or in any combination, and measured over a designated performance period, in each case as specified by the Compensation Committee in the award:

• earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

• sales/net sales;

• return on net sales (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, operating cash flow or cash earnings as a percentage of net sales);

• sales growth;

• cash flow;

• operating cash flow;

• inventory levels;

• working capital;

• market capitalization;

• cash return on investment (“CRI”);

• shareholder value;

• return on equity;

• return on investment;

• return on assets/net assets;

• stock trading multiples (as measured vs. investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, cash earnings or operating cash flow);

• stock price;

• attainment of strategic or operational initiatives.

The Committee may, in its discretion, reduce any award where it deems such reduction appropriate in light of pay practices of competitors, the performance of the Company or a participant relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

Non-employee Director Stock Retainers:	Commencing after the 2005 Annual Meeting of Shareholders and on each annual meeting date thereafter through and including the meeting in 2014, Non-employee Directors would receive a stock retainer consisting of 7,000 shares of restricted stock for his or her services until the next annual meeting. The Non-employee Chairman of the Board would receive an additional 1,000 shares of restricted stock, while each Committee Chairperson would receive an additional 1,050 shares of restricted stock. The restriction period for restricted stock granted to a Non-employee Director would lapse on 50% of the shares upon completion of six months of service following the grant date and on 100% of the shares upon completion of one year of service following the grant date. If a Non-employee Director is appointed to the Board to fill a vacancy or becomes the Chairman of the Board or a Committee Chairperson on a date other than an annual meeting date, such Director would receive a prorated number of shares of restricted stock for such interim period.

Change in Control:	In a participant’s award agreement or otherwise, the Committee may, in its discretion, provide for the assumption of outstanding awards, the accelerated vesting or accelerated expiration of outstanding awards, the settlement of outstanding awards in cash, or such other treatment in the event of a change in control of the Company (as defined in the 2005 Plan).

Effective Date of the Plan:	The 2005 Plan shall be effective on the date the Shareholders approve the Plan in 2005.

Term of the Plan:	No award shall be granted pursuant to the 2005 Plan after May 2, 2015, but any award granted on or prior to May 2, 2015 under the 2005 Plan may extend beyond that date. No incentive stock option shall be granted after December 6, 2014.

Plan Amendments:	The Board may amend or modify the 2005 Plan at any time and from time to time. Generally, however, Shareholder approval is required to materially increase participant benefits, to increase the amount of Common Stock available for awards, to change Plan eligibility or to permit repricing of options or stock appreciation rights.

New Plan Benefits:	Because benefits under the 2005 Plan will depend on the Committee’s actions and the fair market value of Company Common Stock at various future dates, it is not possible to quantify the benefits that will be received by executive officers, other employees, Non-employee Directors or consultants if the 2005 Plan is approved by Shareholders. No awards will be granted under the 2005 Plan until after Shareholder approval is obtained. If the 2005 Plan had been in effect during 2004, executive officers, other employees, and Non- employee Directors would have received the same benefits as those actually received during 2004 and described in this Proxy Statement.

U.S. Tax Consequences:

Jobs Act:	The 2005 Plan and the tax summary of the 2005 Plan are affected by the American Jobs Creation Act of 2004 (the “Jobs Act”). Certain provisions in the 2005 Plan will need to be amended once the Internal Revenue Service (the “IRS”) has issued additional guidance under the Jobs Act. It is intended that the 2005 Plan will be amended to conform with the Jobs Act and the additional guidance issued in connection with the Jobs Act within the time-frames established by the IRS.

Stock Options:	Stock option grants under the 2005 Plan may either be incentive stock options under section 422 of the IRC or non-qualified stock options governed by section 83 of the IRC. Generally, no taxable income is recognized by a participant upon the grant of a stock option and no deduction is taken by the Company.

Under current tax laws, when an incentive stock option is exercised the participant has no taxable income providing applicable holding periods have been satisfied (except that alternative minimum tax may apply) and the Company receives no tax deduction. When a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the Common Stock on the exercise date and the stock option exercise price. The Company will be entitled to a corresponding deduction on its federal income tax return.

The tax treatment for a participant upon a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option if such disposition occurs before the applicable holding periods have been satisfied.

Non-employee Director Stock Retainers and Restricted Stock:	In general, a participant who receives a Non-employee Director stock retainer or restricted stock, and who has not made an election under section 83(b) of the IRC to be taxed upon receipt, will have taxable income equal to the fair market value of the restricted stock at the earlier of the first time the rights of the participant are transferable or the restrictions lapse. Champion is entitled to a tax deduction when the participant recognizes income.

Stock Appreciation Rights:	A participant will not be taxed at the time a stock appreciation right is granted nor will the Company receive a tax deduction. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the cash or the fair market value of the stock received on the exercise date. However, if restrictions apply, the participant will have taxable income when such restrictions lapse, unless the participant makes an election under section 83(b) of the IRC to be taxed upon receipt. The Company generally will be entitled to a corresponding tax deduction at the time ordinary income is recognized by the participant.

Performance Awards and Other Stock Unit Awards:	A participant who is awarded performance awards and other stock unit awards will not recognize taxable income and Champion will not receive a tax deduction at the time the award is made. When a participant receives payment for performance awards and other stock unit awards in shares of Company Common Stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and Champion will receive a tax deduction. However, if any shares of Common Stock used to pay out earned performance awards and other stock unit awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the Committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under section 83(b) of the IRC to be taxed upon receipt. The Company is entitled to a corresponding tax deduction at the time ordinary income is recognized by the participant.

Section 162(m) Awards:	As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under IRC section 162(m) to preserve the Company’s federal income tax deductions for annual compensation required to be taken into account under IRC section 162(m) that is in excess of $1 million and paid to any of the Company’s five most highly compensated executive officers. To qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under section 162 regulations) and satisfy the 2005 Plan’s limit on the total number of shares or maximum dollar amount that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Summary Only:	The foregoing is only a summary of the effect of U.S. federal income taxation upon recipients of awards and Champion with respect to the grant and exercise of awards under the 2005 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Vote Required and Recommendation of Board of Directors:

Vote Required:	The affirmative vote of a majority of the votes cast is required for adoption of the 2005 Equity Compensation and Incentive Plan, provided that the total votes cast on the proposal represents over 50% of all votes entitled to vote. Shares not voted, whether by marking “Abstain” on your proxy card, by broker non-votes, or otherwise, will have no effect on the outcome of the vote.

Board Recommendation:	The Board recommends a vote FOR approval of the 2005 Equity Compensation and Incentive Plan.

Compensation and Human Resources Committee
Report On Executive Compensation

The Committee:	• Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.

•	Consider and recommend to the Board the compensation of Directors.

•	Develop and monitor executive compensation policies.

•	Oversee administration of stock-based compensation plans and programs.

Compensation Policies:	Our executive compensation policies are designed to encourage and reward efforts that create shareholder value through achievement of corporate performance goals, summarized as follows:

•	annual base salaries and other fixed compensation costs should be competitive and reflect individual experience and responsibility level;

•	annual performance incentives should provide opportunity for significant additional compensation based on meeting pre-determined goals linked to improved Company performance; and

•	long-term performance incentives should further link executive performance to Shareholder interests, encourage Company stock ownership, and provide an incentive to create long-term Shareholder value.

To assist in its development of compensation policies, the Committee:

•	retains an independent consultant from time to time to make recommendations based on its expertise in compensation arrangements for senior executive officers of general manufacturing companies with sales comparable to the Company’s. The Committee also retains independent legal counsel; and

•	considers the executive compensation levels for generally comparable manufacturing companies and other manufactured housing companies to the extent relevant in terms of business scope and operations, including those in the Performance Graph as shown on page 33.

Annual Base Salaries:	Salaries are based on level of job responsibility, individual performance, work experience, and skill level, and compensation data for comparable companies obtained from consultant and market surveys. The objective for executive base salaries is that they be competitive, as adjusted for individual considerations, and generally at the median of comparable companies.

In 2002 Champion’s executive officers and other management employees voluntarily reduced their annual base salaries. Upon the attainment of certain financial goals of the Company, effective October 2004 annual base salaries for these individuals were reinstated.

Annual Performance Incentives:	Annual performance incentives are provided through cash bonuses based on the achievement of performance goals, which are established by the Committee at the start of each fiscal year. During 2004 performance goals related to earnings before interest, taxes and certain non-cash charges and to the attainment of corporate goals.

Based on 2004 earnings exceeding target levels and achievement of corporate goals, cash bonuses earned by executive officers were paid in March 2005.

Long-Term Performance Incentives:	Prior to 2003, stock options were the primary long-term incentives for executive officers. In 2003 stock options were largely replaced by performance shares due to share dilution considerations, general market trends in long-term incentive design, the Company’s refocused business strategy, a desire to more closely tie long-term compensation to performance and the pending accounting charges for stock options. In 2004 performance share awards continued and restricted stock grants were also made.

The performance shares fully vest only if three-year financial targets are met and the executive remains employed by the Company. The restricted stock awards vest ratably on each award-date anniversary over a five-year period if the executive remains employed by the Company. The level of long-term performance incentives is determined primarily through the use of guidelines provided by an independent consultant using a nationwide database and are designed to be consistent with general industry practices.

On March 15, 2004 performance share awards for a total of 125,000 shares of Company Common Stock were awarded to Mrs. Knight and Messrs. Collins, Williams and Hevelhorst. These shares vest only if certain financial targets are met over a three-year period (2004-2006) and the executive remains employed by the Company until the 2006 results are finalized in early 2007. Based on the Company’s fiscal 2004 results, the performance goals for 50,227 of these performance shares have been met. Provided the executive remains employed with the Company through the payment date, these 50,227 performance shares will be issued in February or March of 2007.

On November 22, 2004 long-term incentive awards were made to executive officers in the form of performance shares for 2005 and restricted stock. No long-term incentive awards will be made to these executive officers during 2005.

The performance share awards were for a total of 245,000 shares of Company Common Stock awarded to

Mrs. Knight and Messrs. Griffiths, Collins, Williams and Hevelhorst. These shares vest only if certain financial targets are met over a three-year period (2005-2007) and the executive remains employed by the Company until the 2007 results are finalized in early 2008.

The restricted stock awards were for a total of 135,000 shares of Company Common Stock awarded to Mrs. Knight and Messrs. Collins and Williams. These shares vest at a rate of 20% per year on each award-date anniversary until fully vested on November 22, 2009 provided the executive is employed by the Company on each vesting date. The key objective for these restricted stock awards was to retain the continued service and commitment of top management following the successful recruitment of a new Chief Executive Officer.

Policy On Deductibility Of Compensation:	Section 162(m) of the IRC limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The Committee believes that it has taken appropriate actions to preserve the deductibility of the majority of annual incentive bonuses and stock-based compensation awarded as long-term performance incentives. However, from time to time the Committee may recommend incentive awards that may not be deductible when it believes that such awards are in the best interest of the Company and its Shareholders.

Executive Officer Stock Ownership Requirement:	Effective January 1, 2004 executive officers are required to own a certain minimum level of Company Common Stock depending on the position held.

Chief Executive Officer Compensation:	Mr. Griffiths, the Company’s President and Chief Executive Officer, joined Champion on August 1, 2004. Pursuant to his Employment Agreement, Mr. Griffiths receives an annual base salary of $600,000 and is eligible for an annual incentive bonus of between 100% and 200% of base salary (as determined by the Compensation Committee) upon the attainment of one or more pre-established performance goals set by the Board or the Compensation Committee.

Pursuant to the 1995 Stock Option Plan, as an inducement to join the Company Mr. Griffiths received a stock option grant, a restricted stock award and a performance share award. The option, which is for 100,000 shares of Company Common Stock, has an exercise price of $9.73 per share (the fair market value of the Common Stock on the grant date), becomes exercisable at a rate of 33% per year on each of the first three anniversaries of the grant date and remains exercisable for a period of five years from the grant date. The restricted stock award is for 61,665 shares of Company Common Stock valued at $600,000 on the award date. This award will vest on August 1, 2007 subject to Mr. Griffiths’ continued employment with the Company through such date.

The performance share award is for 61,665 shares of Company Common Stock that will vest if specified earnings per share targets from July 4, 2004 through December 30, 2006 have been attained and Mr. Griffiths remains employed by the Company through August 1, 2007.

On November 22, 2004 Mr. Griffiths received a 2005 performance share award for 110,000 shares of Company Common Stock which will vest if certain financial targets are met over a three-year period (2005-2007) and he remains employed by the Company until the 2007 results are finalized in early 2008. These shares were awarded pursuant to the 1995 Stock Option Plan.

Mr. Griffiths total base salary for the portion of 2004 that he was with the Company was $267,568. His incentive bonus for 2004 was $548,600, consisting of $200,000 that was paid as a sign-on bonus when Mr. Griffiths joined the Company and $348,600 based on the attainment of specified performance targets related to earnings before interest, taxes and certain non-cash charges. In the event that Mr. Griffiths’ employment is terminated prior to August 1, 2006 by the Company for cause or by Mr. Griffiths without good reason, Mr. Griffiths would be required to repay the sign-on bonus to the Company.

During 2004, Albert A. Koch, the Company’s former Chairman of the Board, President and Chief Executive Officer, received a total base salary of $36,923. Mr. Koch served as an officer of the Company until July 31, 2004 pursuant to the terms of a Letter Agreement between the Company and AP Services, LLC, dated June 30, 2003.

Robert W. Anestis, Chair
Eric S. Belsky
Brian D. Jellison
Shirley D. Peterson

Members, Compensation and Human
Resources Committee

March 1, 2005

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last three years of the Company’s Chief Executive Officer, the other four most highly compensated executive officers and the former Chief Executive Officer. Performance share awards are now reported in the Long-term Incentive Plan (LTIP) table, which is found on page 32. In last year’s Proxy Statement, performance share awards were reported as Long-term Compensation in the Summary Compensation Table.

						Long-term
		Annual Compensation				Compensation

						Restricted		Securities
Name and	Fiscal					Stock		Underlying		All Other
Principal Position	Year	Salary		Bonus(4)		Awards($)(7)		Options(#)		Compensation
William C. Griffiths	2004	$267,568	(1)	$548,600	(1)	$600,000	(1)	100,000	(1)	$570	(9)
President & Chief
Executive Officer

Phyllis A. Knight	2004	339,808		390,432		528,750	(8)	—		6,868	(10)
Executive Vice	2003	320,000		252,000		—		—		2,845	(10)
President & Chief	2002	66,087	(2)	200,000	(2)	—		600,000	(2)	342	(10)
Financial Officer

John J. Collins, Jr.	2004	298,798		250,992		528,750	(8)	—		5,668	(11)
Senior Vice	2003	261,250		157,000		—		—		4,646	(11)
President, General	2002	264,167		181,913	(5)	—		—		6,281	(11)
Counsel & Secretary

Bobby J. Williams	2004	262,135		237,486		528,750	(8)	—		5,673	(12)
Vice President,	2003	237,500		107,500		—		—		4,646	(12)
Operations	2002	220,833		175,800	(6)	—		—		6,335	(12)

Richard P. Hevelhorst	2004	196,192		135,954		—		—		5,022	(13)
Vice President &	2003	180,500		79,919		—		—		4,899	(13)
Controller	2002	186,500		67,089		—		5,800		6,350	(13)

Albert A. Koch	2004	36,923	(3)	—		—		—		160	(9)
Former Chairman,	2003	28,846	(3)	—		—		125,000	(3)	137	(9)
President & Chief
Executive Officer

(1)	Mr. Griffiths joined the Company on August 1, 2004. The bonus, restricted stock awards, and options include inducements to join the Company. See “Chief Executive Officer Compensation” in the “Compensation and Human Resources Committee Report on Executive Compensation” section of this Proxy Statement.

(2)	Mrs. Knight joined the Company on October 17, 2002. Bonus and options include inducements to join the Company.

(3)	Mr. Koch was employed by the Company from June 30, 2003 to July 31, 2004 pursuant to the terms of a letter agreement dated June 30, 2003 with AP Services, LLC. Options include inducements to join the Company.

(4)	Bonuses are generally paid in February or March of the year following the fiscal year in which they are earned.

(5)	Includes $141,075 paid in cash and 18,232 shares of Company Common Stock valued at $40,838.

(6)	Includes $150,100 paid in cash and 11,474 shares of Company Common Stock valued at $25,700.

(7)	The number of restricted shares, including performance share awards, and the value of these holdings for each executive officer named in the Summary Compensation Table based on the fiscal year end closing price of $11.82 per share are as follows: Mr. Griffiths — 233,330 shares valued of $2,757,961; Mrs. Knight — 125,000 shares valued at $1,477,500; Mr. Collins — 165,000 shares valued at $1,950,300; Mr. Williams — 170,000 shares valued at $2,009,400; and Mr. Hevelhorst — 35,000 shares valued at $413,700.

(8)	Reflects the award date fair market value of $11.75 per share for restricted stock awards of 45,000 shares of Company Common Stock that will vest ratably on each award date anniversary beginning November 22, 2005 through November 22, 2009 provided the executive is employed by the Company on each of the vesting dates. Dividends, if any, paid by the Company on shares of its Common Stock are paid on restricted stock.

(9)	Includes life insurance premiums.

(10)	Includes $5,500 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2004; $1,477 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2003; and life insurance premiums in 2002.

(11)	Includes $4,300 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2004; $4,076 of Company contributions to the Savings Plan and $570 of life insurance premiums in 2003; $5,500 of Company contributions to the Savings Plan and $781 of life insurance premiums in 2002.

(12)	Includes $4,478 of Company contributions to the Savings Plan and $1,195 of life insurance premiums in 2004; $4,076 of Company contributions to the Savings Plan and $570 of life insurance premiums in 2003; $5,500 of Company contributions to the Savings Plan and $835 of life insurance premiums in 2002.

(13)	Includes $4,128 of Company contributions to the Savings Plan and $894 of life insurance premiums in 2004; $4,076 of Company contributions to the Savings Plan and $823 of life insurance premiums in 2003; and $5,500 of Company contributions to the Savings Plan and $850 of life insurance premiums in 2002.

Option Grants in Last Fiscal Period

The following table provides information about stock options granted to the executives in the Summary Compensation Table during the 2004 fiscal year. The table also shows projected hypothetical gains for the options over the full option term, based on assumed annual compound rates of stock price appreciation of 5% and 10%.

Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
	Individual Grants				for Option Term

	Number of	% of Total
	Securities	Options
	Underlying	Granted To
	Options	Employees	Exercise
	Granted	in Fiscal	Price	Expiration
Name	(#)	Year End	($/Share)	Date	5%	10%

William C. Griffiths	100,000(1)	100%	$9.73	8-1-09	$268,822	$594,026

(1)	Reflects options granted as an inducement to join the Company. See “Chief Executive Officer Compensation” in the “Compensation and Human Resources Committee Report on Executive Compensation” section of this Proxy Statement.

Aggregated Fiscal Year End Option Values

The following table provides information regarding the pretax value realized from the exercise of stock options during the 2004 fiscal year and the value of unexercised in-the-money options held at the end of the 2004 fiscal year by the executives in the Summary Compensation Table.

			Number of Securities
			Underlying Unexercised			Value of Unexercised
			Options at			In-the-Money Options
			Fiscal Year End (#)			at Fiscal Year End ($)(3)

	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable		Exercisable	Unexercisable

William C. Griffiths	—	$—	—	100,000		$—	$209,000

Phyllis A. Knight	80,000	684,000	160,000	240,000		1,494,400	2,241,600

John J. Collins, Jr.	10,000	52,900	175,000	15,000		1,213,625	25,050

Bobby J. Williams	92,000	441,600	48,000	25,000	(1)	—	176,250

Richard P. Hevelhorst	20,000	136,750	39,400	7,400	(2)	181,549	19,971

Albert A. Koch	125,000	790,000	—	—		—	—

(1)	Includes options exercisable on March 13, 2005.

(2)	Includes options for 3,950 shares exercisable on March 1, 2005 and May 1, 2005.

(3)	Assumes a market price of $11.82 per share, which was the last sale price on the last trading day prior to the fiscal year end.

Long-Term Incentive Plan Awards in Last Fiscal Period

The following table sets forth information concerning long-term incentive awards made to the persons named in the Summary Compensation Table during the 2004 fiscal year under the 1995 Stock Option Plan. The table reflects performance share awards as an employment inducement, as well as awards for 2004 and 2005. No further long-term incentive awards will be made during 2005 to the executives in the Summary Compensation Table. Performance shares generally fully vest only if certain financial targets are met over the applicable three-year performance period and the executive remains employed by the Company until results for the respective periods are finalized. These shares also vest in the event that there is a change in control of the Company, as defined in the executive’s respective agreement.

		Performance
	Number of	Period Until
	Performance	Maturation	Estimated Future Payouts Under Non-Stock
Name	Shares	or Payout	Pr	ice-Based Plan

Inducement (1)			Threshold(#)	Target(#)	Maximum(#)

William C. Griffiths	61,665	07-04-04 to 08-01-07	—	61,665	61,665

2004 Awards (2)

Phyllis A. Knight	40,000	01-04-04 to 12-30-06	—	40,000	40,000

John J. Collins, Jr.	40,000	01-04-04 to 12-30-06	—	40,000	40,000

Bobby J. Williams	35,000	01-04-04 to 12-30-06	—	35,000	35,000

Richard P. Hevelhorst	10,000	01-04-04 to 12-30-06	—	10,000	10,000

2005 Awards (3)

William C. Griffiths	110,000	01-02-05 to 12-29-07	—	110,000	110,000

Phyllis A. Knight	40,000	01-02-05 to 12-29-07	—	40,000	40,000

John J. Collins, Jr.	40,000	01-02-05 to 12-29-07	—	40,000	40,000

Bobby J. Williams	40,000	01-02-05 to 12-29-07	—	40,000	40,000

Richard P. Hevelhorst	15,000	01-02-05 to 12-29-07	—	15,000	15,000

(1)	Reflects performance shares awarded as an inducement to join the Company. See “Chief Executive Officer Compensation” in the “Compensation and Human Resources Committee Report on Executive Compensation” section of this Proxy Statement.

(2)	Reflects 2004 long-term incentive awards on March 15, 2004 based on a three-year performance period from fiscal 2004 to 2006.

(3)	Reflects 2005 long-term incentive awards on November 22, 2004 based on a three-year performance period from fiscal 2005 to 2007.

Performance Graph

The graph below compares the cumulative, five-year shareholder returns on Company Common Stock to the cumulative, five-year shareholder returns for (i) the S&P 500 Stock Index, (ii) an index of peer companies selected by the Company and (iii) the peer group used by the Company in last year’s Proxy Statement. The New Peer Group is composed of seven publicly-held manufactured housing companies, which were selected based on similarities in their products and their competitive position in the industry. The companies comprising the New Peer Group are Cavalier Homes, Inc., Cavco Industries, Inc. (“Cavco”), Fleetwood Enterprises, Inc., Nobility Homes, Inc. (“Nobility”), Palm Harbor Homes, Inc., Skyline Corporation and Southern Energy Homes, Inc. (“Southern Energy”). For this year’s Proxy Statement, the Company modified the previous year’s peer group by removing Oakwood Homes Corporation because it is no longer publicly traded and by adding Cavco, Nobility, and Southern Energy because of the similarities in their products and their competitive position in the industry.

	12/99	12/00	12/01	12/02	12/03	12/04

☐ CHAMPION ENTERPRISES, INC.	$100	$32.35	$145.06	$34.24	$82.47	$139.06

Δ S&P 500 INDEX	$100	$90.90	$81.68	$63.43	$81.79	$90.97

O NEW PEER GROUP	$100	$67.12	$97.73	$74.65	$88.10	$112.57

e OLD PEER GROUP	$100	$60.87	$98.96	$73.19	$84.22	$101.97

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans and agreements as of January 1, 2005:

Number of Shares
Remaining Available for
	Number of Shares to	Weighted Average	Future Issuance Under
	be Issued upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants,	Outstanding Options,
Plan Category	Warrants, and Rights	and Rights	Warrants, and Rights)

(Shares in thousands)

Equity Compensation Plans Approved by Shareholders	2,902	$8.06	385

Equity Compensation Plans and Agreements not Approved by Shareholders(1)	1,388	$11.92	—

(1)	Included in this Plan Category are the following:

Salesperson Retention Program — Under this program, commencing 2001, rights to acquire shares of Company Common Stock were granted to salespersons employed by Champion and independent retailers who were members of the Champion Home Center (“CHC”) retail distribution network. These salespersons were granted an initial right for 100 shares of our Common Stock and subsequent annual grants of rights for 50 shares. The rights vested three years from grant date for Company employees and three years from grant date, subject to certain other vesting requirements, for independent CHC employees. The Company discontinued grants under this program effective January 4, 2004. Previous grants remain exercisable, subject to vesting requirements. Rights representing 107,250 shares of Common Stock remain outstanding under this program. The weighted average exercise price disclosed in the table does not take these awards into account.

1990 Stock Option Plan — This plan is no longer in effect other than for stock options which were previously granted and remain exercisable. Options representing 12,800 shares of Common Stock remain outstanding under this plan. The weighted average exercise price of these options is $8.20.

1993 Management Stock Option Plan — This plan is no longer in effect other than for stock options and performance awards which were previously granted and remain outstanding. Options representing 961,702 shares of Common Stock remain outstanding under this plan. The weighted average exercise price of these options is $10.24. Additionally, under this plan, the Company has granted awards to employees which entitle the employees to shares of Company Common Stock only if certain three-year performance targets are met for 2003 through 2005 and the employee remains employed until the 2005 results are finalized in early 2006. Rights representing 116,000 shares of Common Stock remain outstanding under this plan. The weighted average exercise price disclosed in the table does not take these awards into account.

Acquisitions — The Company granted stock options to key employees of acquired businesses. These options were granted at fair market value and vested over time. Options representing 190,659 shares of Common Stock remain outstanding under these agreements. The weighted average exercise price of these options is $20.61.

Employment Agreements

Employment:

Mr. Griffiths:	The Company has an employment agreement with Mr. Griffiths, dated July 12, 2004, which provides for an initial annual salary of $600,000. Mr. Griffiths is entitled to participate in various benefit and incentive plans.

Mrs. Knight:	The Company has a letter agreement with Mrs. Knight, dated October 17, 2002, which provides for an initial annual salary of $320,000. This amount increased to $350,000 effective October 2004 upon the attainment of certain financial goals. Mrs. Knight is entitled to participate in various benefit and incentive plans.

Mr. Collins:	The Company has letter agreements with Mr. Collins, dated February 12, 1997 and April 7, 2000, which provide for an initial annual salary of $190,000. This amount increased to $220,000 in 1999, to $250,000 in 2000 and to $275,000 in 2002. Effective September 1, 2002 Mr. Collins’ annual salary was voluntarily reduced to $261,250. Mr. Collins’ salary was increased to $285,000 effective March 2004 and to $300,000 effective October 2004 upon the attainment of certain financial goals. Mr. Collins is entitled to participate in various benefit and incentive plans.

Change In Control:

Mr. Griffiths:	The Company has a Change in Control Agreement with Mr. Griffiths under which he would receive a cash severance payment if his employment is terminated by the Company without cause, or by him for good reason, following a change in control of the Company, as defined in the Agreement. Mr. Griffiths’ severance payment would be the sum of: (i) twice the annual base salary earned by him immediately prior to termination or immediately prior to the change in control, whichever is greater, plus (ii) twice the target bonus for the fiscal year in which the termination occurs or the fiscal year of the change in control, whichever is greater. The Agreement also provides that in certain circumstances the severance payment will be increased to fully compensate Mr. Griffiths for any U.S. federal excise tax paid by him due to his receiving the severance payment, as well as for any U.S. federal, state or local income tax payments arising due to his receipt of such additional amount.

Mrs. Knight and Messrs. Collins, Williams and Hevelhorst:	The Company has Change in Control Agreements with Mrs. Knight and Messrs. Collins, Williams and Hevelhorst. Under each Agreement, the officer would receive a cash severance payment if his or her employment were to be terminated by the Company without cause, or by the officer for good reason, following a change in control of the Company, as defined in the Agreements. The severance payment for Mrs. Knight and Messrs. Collins and Williams would be twice the annual base salary earned by the officer and twice the target performance bonus. For Mr. Hevelhorst the severance payment would be one and one half times his annual base salary and one and one half times his target performance bonus. The Agreement also includes non-solicitation and non-competition obligations on the part of the officer that survive for two years following the date of termination. The Agreement also provides that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes.

Executive Officer Severance Pay Plan:

General:	Employees designated by the Board of Directors as an “officer” for purposes of section 16 of the Securities Exchange Act of 1934, other than the President and Chief Executive Officer, are participants under an Executive Officer Severance Plan (the “Severance Plan”). Under the Severance Plan, a participant is entitled to receive cash severance payments if his or her employment is terminated by the Company without cause, or by the participant for good reason, as defined in the Severance Plan. Participants who are covered by a change in control agreement with the Company and who become entitled to payments or benefits thereunder are not entitled to severance benefits under the Severance Plan. Under the Severance Plan, the participant’s severance payments are made as salary continuation payments for up to eighteen months at the rate of the participant’s base salary immediately prior to termination, less the amount of any other severance payments received from the Company by the participant. Participants in the Severance Plan must also comply with non-solicitation and non-competition obligations on their part that survive for two years following the date of termination. In order to continue receiving severance payments under the Severance Plan after the first twelve months from termination of employment, the participant must be seeking other comparable employment. Compensation earned by a participant as a result of such other employment is set off against severance payments otherwise payable under the Severance Plan.

Share Ownership

Principal Shareholders

The following table provides information about any person known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of December 31, 2004.

	Amount of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

FMR Corp. 82 Devonshire St. Boston, MA 02109	10,675,290(1)	14.906%(1)

Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580	6,393,420(2)	8.84%(2)

First Pacific Advisors 11400 West Olympic Blvd., Suite 1200 Los Angeles, CA 90064	4,563,000(3)	6.3%(3)

Fletcher Asset Management, Inc. HSBC Tower, 29th Floor 452 Fifth Avenue New York, NY 10018	4,600,381(4)	6.1%(4)

(1)	Based upon its statement on Schedule 13G filed with the SEC on February 14, 2005, FMR Corp. has sole voting power over 6,583,390 shares of Common Stock and has sole investment power over 10,675,290 shares of Common Stock.

(2)	Based upon its statement on 13D/ A filed on September 16, 2004, amending the Schedule 13D which was originally filed on June 14, 2004, which reported on behalf of Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer (collectively, the “Gabelli Investors”). As of the September 16, 2004 filing, the Gabelli Investors held sole voting and dispositive power with respect 6,393,420 shares, except that one affiliate does not have the authority to vote 338,000 of the reported shares and in certain cases the proxy voting committee of a Gabelli registered investment company may exercise voting power with respect to the shares held by such fund. The Gabelli Investors do not admit that they constitute a group. The ownership information contained herein is based in its entirety on information set forth in the Schedule 13D, as amended through September 16, 2004. The percent of class was calculated using this beneficial ownership.

(3)	Based upon its statement on Schedule 13G filed with the SEC on February 11, 2005, First Pacific Advisors has neither sole voting power nor sole investment power over any shares of Common Stock. First Pacific has shared voting power over 1,712,000 shares of Common Stock and shared investment power over 4,563,000 shares of Common Stock.

(4)	Based upon its statement on Schedule 13G/ A filed by Fletcher Asset Management, Inc. with the SEC on February 14, 2005, the Common Stock reported to be beneficially owned consists of 1,032,815 shares of Common Stock and 3,567,566 shares of Common Stock issuable upon the exercise by Fletcher International, Ltd. of certain warrants and convertible preferred stock pursuant to agreements between Fletcher International, Ltd. and the Company that are held in one or more accounts managed by Fletcher Asset Management for Fletcher International, Ltd. Fletcher Asset Management has sole voting power and investment power over all of these shares of Common Stock.

Management

The following table provides information about the beneficial ownership of Company Common Stock by Directors and executive officers as of March 7, 2005, as well as other rights to shares of Company Common Stock held by executive officers. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the Common Stock listed as beneficially owned.

				Percent of
	Number of Shares			Class
	Beneficially		Other Rights to	Beneficially
Name	Owned(1)		Shares(5)	Owned

Robert W. Anestis	138,402		—	0.19%

Eric S. Belsky	36,496		—	0.05%

John J. Collins, Jr.	270,576		120,000	0.37%

William C. Griffiths	—	(2)	233,330	—

Richard P. Hevelhorst	45,363		35,000	0.06%

Selwyn Isakow	291,070	(3)	—	0.40%

Brian D. Jellison	221,142		—	0.30%

Phyllis A. Knight	325,000		80,000	0.45%

G. Michael Lynch	13,776		—	0.02%

Shirley D. Peterson	3,356		—	—

Bobby J. Williams	129,952	(4)	125,000	0.18%

All Directors and Executive Officers as a Group (12 persons)	1,500,633	(4)	643,330	2.04%

(1)	The number of shares beneficially owned includes restricted stock awards of Company Common Stock under the 1995 Stock Option and Incentive Plan, as follows: Mr. Collins 45,000; Mrs. Knight 45,000; Mr. Williams 45,000; and all Directors and executive officers as a group 160,000. These individuals do not have investment power over these restricted shares. Amounts shown in the table also include the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 7, 2005: Mr. Anestis 90,600; Mr. Belsky 24,196; Mr. Collins 175,000; Mr. Hevelhorst 43,350; Mr. Isakow 183,200; Mr. Jellison 164,000; Mrs. Knight 160,000; Mr. Williams 73,000; and all Directors and executive officers as a group 913,346.

(2)	Does not include 61,665 shares of restricted stock that will be issued upon Mr. Griffiths continued employment with the Company through August 2007. These shares, which are included in other rights to shares, are not considered to be “beneficially owned” for purposes of this table because he has neither voting nor investment power over this stock.

(3)	Does not include 1,860 shares held by Mr. Isakow’s children. Mr. Isakow disclaims beneficial ownership of these shares.

(4)	Includes 4,212 shares held under the Corporate Officer Deferred Stock Purchase Plan.

(5)	Other rights to shares include performance share awards that generally fully vest only if certain financial goals are attained. For Mr. Griffiths this amount also includes 61,665 shares of restricted stock that will be issued upon his continued employment with the Company through August 2007. Rights to shares are not included in calculating the percent of class beneficially owned.

Other Information

Audit and Financial Resources Committee Report

The Committee:	The Committee consists of three independent Directors, as defined by the NYSE listing standards, who are neither officers nor employees of the Company. The Committee acts under a written charter adopted and approved by the Board in 1996 and last revised in 2003.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial information provided to Shareholders and the SEC, the corporate accounting and financial reporting practices, and the systems of internal financial controls that management and the Board have established. The Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management. The independent registered public accounting firm is responsible for planning and conducting their audits. It is also not the duty of the Committee to assure compliance with laws and regulations and with the Company’s Code of Ethics.

2004 Audited Consolidated Financial Statements:	The Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended January 1, 2005 with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Based on its review and discussions with management and with PricewaterhouseCoopers LLP, the Committee has recommended to the Board that these financial statements be included in the Annual Report on Form 10-K as filed with the SEC for the fiscal year ended January 1, 2005.

Independence Discussion with Audit Committee:	The Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers LLP regarding their independence, and has discussed the matter with them.

The Committee has considered the provision of all non-audit services performed by PricewaterhouseCoopers LLP with respect to maintaining independence.

G. Michael Lynch, Chair
Selwyn Isakow
Brian D. Jellison

Members, Audit and Financial Resources Committee

March 1, 2005

Independent Auditors:	PricewaterhouseCoopers LLP has served as our independent auditors since 1961. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees:	PricewaterhouseCoopers LLP billed the following fees during the last two fiscal years:

	2004	2003

Audit Fees	$1,154,000	$458,500
Audit-Related Fees	$31,122	$126,400
Tax Fees	$4,310	$123,600

Audit Fees. Audit fees were paid to PricewaterhouseCoopers LLP for professional services rendered in connection with the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting, limited reviews of the Company’s unaudited condensed consolidated interim financial statements included in Form 10-Q and reviews and assistance with SEC filings.

Audit-Related Fees. The Company paid PricewaterhouseCoopers LLP fees for various accounting-related assistance and audits of employee benefit plans.

Tax Fees. The Company paid PricewaterhouseCoopers LLP fees for tax compliance and planning.

Pre-approval Policy:	The Committee has adopted a Pre-approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Committee annually reviews and pre-approves the services that may be provided by the independent accounting firm. The Committee has delegated authority to its Chairman to pre-approve any proposed services not covered by the general pre-approval of the Committee or exceeding the pre-approved levels or amounts. The Chairman must report all such pre-approvals to the Committee at its next meeting.

Related Party Disclosures:	The Company has no related party transactions to report.

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent Shareholders are required by regulations of the SEC to furnish the Company copies of all section 16(a) forms they file.

Based solely on the Company’s review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that its officers, Directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors John J. Collins, Jr. Secretary March 14, 2005

Appendix A

CHAMPION ENTERPRISES, INC.

2005 Equity Compensation and Incentive Plan

(Effective May 3, 2005)

I GENERAL PROVISIONS

1.1 Establishment. On December 7, 2004, the Board of Directors (“Board”) of Champion Enterprises, Inc. (“Corporation”) adopted the Champion Enterprises, Inc. 2005 Equity Compensation and Incentive Plan (“Plan”), as an amendment and restatement of the 1995 Stock Option and Incentive Plan, subject to the approval of shareholders at the Corporation’s Annual Meeting on May 3, 2005.

1.2 Purpose. The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees, Non-Employee Directors, and Consultants of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through the granting of stock-based Awards and Non-Employee Director Stock Retainers, thus identifying their interests with those of shareholders, and (b) enhance the ability of the Corporation to attract and retain qualified Employees, Non-Employee Directors and Consultants. It is the further purpose of the Plan to permit the granting of Awards that will constitute performance based compensation, as described in Code Section 162(m) and regulations promulgated thereunder.

1.3 Definitions. As used in this Plan, the following terms have the meaning described below:

(a)	“Agreement” means the written document that sets forth the terms of a Participant’s Award.

(b)	“Annual Incentive Award” means an Award that is granted in accordance with Article VI of the Plan.

(c)	“Annual Meeting” means the Corporation’s annual meeting of shareholders.

(d)	“Award” means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Annual Incentive Award or other incentive award granted under the Plan.

(e)	“Board” means the Board of Directors of the Corporation.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)	any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, the Corporation or any Subsidiary of the Corporation, or any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Corporation, which is or becomes the beneficial owner, directly or indirectly of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred (x) as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation, or (y) if a person inadvertently acquires an ownership interest in more than 50% but then promptly reduces that ownership interest to 50% or less;

(ii)	during any two (2) consecutive years (not including any period beginning prior to May 3, 2005), individuals who at the beginning of such two-year period constitute the Board and any new Director (except for a Director designated by a person who has entered into an agreement with the Corporation to effect a transaction described elsewhere in this definition of Change in Control), whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new Director, an “Incumbent Director” and, collectively, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest of solicitation, shall not be considered an Incumbent Director;

(iii)	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, by reason of such ownership of the Corporation’s voting securities immediately before the Business Combination, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the corporation; (y) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (z) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)	the shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation; or

(v)	any other event that the Board, in its sole discretion, shall determine constitutes a Change in Control.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Compensation and Human Resources Committee of the Board.

(i)	“Common Stock” means shares of the Corporation’s authorized common stock.

(j)	“Consultant” means a consultant or advisor (other than as an Employee or member of the Board) to the Corporation or a Subsidiary; provided that such person (1) renders bona fide services that are not in connection with the offer and sale of the Corporation’s securities in a capital-raising transaction, and (2) does not promote or maintain a market for the Corporation’s securities.

(k)	“Corporation” means Champion Enterprises, Inc., a Michigan corporation.

(l)	“Deferred Stock Grant” means a Stock Retainer that a Non-Employee Director has elected to defer until Retirement, death, or other termination of services on the Board, whichever occurs first.

(m)	“Director” means an individual who has been elected or appointed to serve as a Director of the Corporation.

(n)	“Disability” means total and permanent disability, as defined in Code Section 22(e).

(o)	“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

(p)	“Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Corporation, or a Subsidiary of the Corporation.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(r)	“Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date, the Stock Exchange closing price of the Corporation’s Common Stock for the Grant Date. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise means the Stock Exchange closing price of the Corporation’s Common Stock on the last date preceding the exercise on which there were Common Stock transactions.

(s)	“Grant Date” means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.

(t)	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

(u)	“Non-Employee Director” means a member of the Corporation’s Board of Directors who is not an Employee.

(v)	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(w)	“Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(x)	“Participant” means an Employee (including an Employee who is a Director), Non-Employee Director or Consultant who is designated by the Committee to participate in the Plan.

(y)	“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Article V.

(z)	“Performance Measures” means the measures of performance of the Corporation and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Performance Measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the perform-

ance goals. Performance Measures shall be one or more of the following, or a combination of any of the following, as determined by the Committee:

•	earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

•	sales/net sales;

•	return on net sales (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

•	sales growth;

•	cash flow;

•	operating cash flow;

•	inventory levels;

•	working capital;

•	market capitalization;

•	cash return on investment — CRI;

•	shareholder value;

•	return on equity;

•	return on investment;

•	return on assets/net assets;

•	stock trading multiples (as measured vs. investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow);

•	stock price;

•	attainment of strategic or operational initiatives.

(aa)	“Performance Share” means any grant pursuant to Article V and Section 5(b)(i).

(bb)	“Performance Unit” means any grant pursuant to Article V and Section 5(b)(ii).

(cc)	“Plan” means the Champion Enterprises, Inc. 2005 Equity Compensation and Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

(dd)	“Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.

(ee)	“Restricted Stock” means Common Stock granted pursuant to Articles IV and VIII that is subject to a Restriction Period.

(ff)	“Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash.

(gg)	“Retirement” means termination of employment on or after the attainment of age 65.

(hh)	“Securities Act” means the Securities Act of 1933, as amended.

(ii)	“Stock Account” means the bookkeeping account established to record the Stock Retainer shares that each Non-Employee Director has elected to defer pursuant to Article VIII. The Stock Account shall be used solely for purposes of determining the number of shares to be paid to a Non-Employee Director under the Plan and shall not constitute or be treated as a trust fund of any kind.

(jj)	“Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(kk)	“Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date, or date on which an Option is exercised, whichever is applicable.

(ll)	“Stock Retainer” means the payment of Common Stock pursuant to Article VIII as the annual equity retainer for services as a Non-Employee Director.

(mm)	“Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(nn)	“Substitute Awards” shall mean Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

(oo)	“Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in tandem with an Option.

(pp)	“Vested” means the extent to which an Award or Stock Retainer granted or issued hereunder has become exercisable or any applicable restriction period has terminated in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award or Stock Retainer was granted or issued.

1.4 Administration.

(a) The Plan shall be administered by the Committee. At all times, it is intended that the Directors appointed to serve on the Committee shall be (i) “non-employee directors “(within the meaning of Rule 16b-3 promulgated under the Exchange Act); (ii) “outside directors” (within the meaning of Code Section 162(m)); and (iii) “independent directors” for purposes of the rules and regulations of the Stock Exchange (if applicable). However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award or Stock Retainer made by the Committee, if the Award or Stock Retainer is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(b) The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award or Stock Retainer granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Stock Retainer hereunder.

(c) In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, but, in the case of Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m), the Committee shall have the full and final power and authority, in its discretion to:

(i)	amend, modify, extend, cancel or renew any Award or Stock Retainer, or to waive any restrictions or conditions applicable to any Award or Stock Retainer or any shares acquired pursuant thereto;

(ii)	accelerate, continue, extend or defer the exercisability or Vesting of any Award or Stock Retainer or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of employment with the Corporation;

(iii)	authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(iv)	determine the terms and conditions of Awards and Stock Retainers granted to Non- Employee Directors; and

(v)	establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan’s purposes.

(d) To the extent permitted by applicable law, the Committee may delegate to the Chief Executive Officer of the Corporation the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate any of the foregoing, held by Participants who are not officers or Directors of the Corporation for purposes of Section 16 of the Exchange Act.

1.5 Participants. Participants in the Plan shall be such Employees (including Employees who are Directors), Non-Employee Directors and Consultants of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee.

1.6 Stock.

(a) The Corporation has reserved 4,000,000 shares of the Corporation’s Common Stock for issuance pursuant to stock-based Awards (all of which may be granted as Incentive Stock Options) and Stock Retainers under the Plan. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article X.

(b) If any shares subject to an Award or Stock Retainer are forfeited, cancelled, expire or otherwise terminate without issuance of such shares, or any Award or Stock Retainer is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, the shares shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, again be available for Awards and Stock Retainers under the Plan.

(c) In the event that (i) any Option, other Award or Stock Retainer granted hereunder is exercised through the tendering of shares or by the withholding of shares by the Corporation, or (ii) withholding tax liabilities arising from such Option, other Award or Stock Retainer are satisfied by the tendering of shares or by the withholding of shares by the Corporation, then only the number of shares issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares available for issuance under the Plan.

(d) Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

1.7 Repricing. Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new Awards under the

Plan having a lower exercise price, or (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

II STOCK OPTIONS

2.1 Grant of Options. The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise which shall be set forth in a Participant’s Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right. Unless otherwise provided in a Participant’s Agreement, Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3 Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options that are not intended to be Code Section 162(m) Awards with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

2.4 Payment for Option Shares.

(a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) delivery to the Corporation of outstanding shares of Common Stock that have been held at least six (6) months, on such terms and conditions as may be specified in the Participant’s Agreement; (ii) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; (iv) other means determined by the Committee; or (v) any combination of the foregoing. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation’s Common Stock on the day prior to exercise, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation.

(b) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased, he or she shall possess no rights as a record holder with respect to any such shares.

III STOCK APPRECIATION RIGHTS

3.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. A Stock Appreciation Right may be granted on a stand-alone basis or as a Tandem Stock Appreciation Right. If granted as a Tandem Stock Appreciation Right, the number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option. Unless otherwise provided in a Participant’s Agreement, Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.

3.2 Exercise Price. The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that (a) the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair

Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date, except that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the Grant Date of the Option; and (b) the per share exercise price subject to a Tandem Stock Appreciation Right shall be the per share exercise price under the related Option.

3.3 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. A Tandem Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised. Upon the exercise of a Tandem Stock Appreciation Right with respect to some or all of the shares subject to such Stock Appreciation Right, the related Option shall be cancelled automatically as to the number of shares with respect to which the Tandem Stock Appreciation Right was exercised. Upon the exercise of an Option related to a Tandem Stock Appreciation Right as to some or all of the shares subject to such Option, the related Tandem Stock Appreciation Right shall be cancelled automatically as to the number of shares with respect to which the related Option was exercised. Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, shares of Common Stock or other property, or any combination thereof.

3.4 Stock Appreciation Right Entitlement.

(a) Upon exercise of a stand-alone Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (i) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (ii) the aggregate exercise price for the specified number of shares being exercised.

(b) If the Stock Appreciation Right is granted in tandem with a Option, the payment shall be equal to the difference between (i) the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date, and (ii) the Option price of the associated Option multiplied by the number of shares available under the Option.

3.5 Maximum Stock Appreciation Right Amount Per Share. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

IV RESTRICTED STOCK AND UNITS

4.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

4.2 Restricted Stock Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions,

including the Restriction Period, or periods, the number of Common Stock shares subject to the grant, or units, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goals, as the Committee shall determine.

4.3 Transferability. Except as provided in this Article IV and Section 11.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock Award or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions. The Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been granted under Code Section 162(m).

4.5 Voting Rights. During the Restriction Period, Participants holding shares of Common Stock subject to a Restricted Stock Award may exercise full voting rights with respect to the Restricted Stock.

4.6 Dividends and Dividend Equivalents.

(a) Except as set forth below or in a Participant’s Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to an Award of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

(b) The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the

Restricted Stock Unit. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article 10, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

4.7 Settlement of Restricted Stock Units. If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one (1) share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

V PERFORMANCE AWARDS

5.1 Grant of Performance Awards. The Committee, at its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Award.

5.2 Terms of Performance Awards.

(a) Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination of each, if designated performance goals are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s individual Agreement. Each Agreement shall specify the performance goals, which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been granted pursuant to Code Section 162(m).

(b) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee.

(i)	In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Participant’s Agreement. Prior to satisfaction of the performance goals and restrictions, the Participant shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance period automatically shall be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award.

(ii)	In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property or a combination thereof.

VI ANNUAL INCENTIVE AWARDS

6.1 Grant of Annual Incentive Awards.

(a) The Committee, at its discretion, may grant Annual Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Annual Incentive Award shall be set forth in the Participant’s individual Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine.

(b) The determination of Annual Incentive Awards for a given year may be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.

(c) The Committee shall (i) select those Participants who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m)), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

6.2 Payment of Annual Incentive Awards.

(a) Annual Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Committee. Payments shall be made within thirty (30) days following a determination by the Committee that the performance targets were attained, and a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in light of pay practices of competitors, or performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.

(b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

VII CODE SECTION 162(m) PERFORMANCE MEASURE AWARDS

7.1 Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate that a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Annual Incentive Award shall be granted pursuant to Code Section 162(m). Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV, V and VI.

(a)	Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.

(b)	For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Corporation or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

7.2 Attainment of Code Section 162 Goals.

(a) After each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of the death or Disability of a Participant.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.

7.3 Individual Participant Limitations. Subject to adjustment as provided in Section 10.1, no Participant in any one fiscal year of the Corporation may be granted (a) Options or Stock Appreciation Rights with respect to more than 750,000 shares of Common Stock; (b) Restricted Stock or Restricted Stock Units that are denominated in shares of Common Stock with respect to more than 250,000 shares; (c) Performance Awards that are denominated in shares of Common Stock with respect to more than 250,000 shares; and (d) an Annual Incentive Award denominated in shares of Common Stock with respect to more than 250,000 shares. The maximum dollar value payable to any Participant in any one fiscal year of the Corporation with respect to Restricted Stock Units, Performance Awards or Annual Incentive Awards that are valued in property other than Common Stock is the lesser of $5,000,000 or five times the Participant’s base salary for the fiscal year. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.

VIII NON-EMPLOYEE DIRECTOR STOCK RETAINERS

8.1 In General. In addition to eligibility for certain other Awards under the Plan, Non-Employee Directors shall receive the following stock compensation.

8.2 Stock Retainers. Effective after the 2005 Annual Meeting of the Corporation’s shareholders, Stock Retainers shall be granted under the Plan to any Non-Employee Director who is first appointed or elected to the Board following the 2005 Annual Meeting.

(a)	Except as provided in paragraph (b) of this Section 8.2, effective on the date of the 2006 Annual Meeting and on each Annual Meeting date thereafter through and including the Annual Meeting date for the year 2014, each individual elected or reelected as a Non-Employee Director at an Annual Meeting shall be paid a Stock Retainer consisting of 7,000 shares of Restricted Stock for his or her services as a Non-Employee Director until the next Annual Meeting. Any Non-Employee Director who is appointed to serve (i) as the chairperson of a Board committee during such year shall receive an additional 1,050 shares of Common Stock (subject to the election in Section 8.3 below), or (ii) as the Chairman of the Board of Directors during such year shall receive an additional 1,000 shares of Common Stock (subject to the election in Section 8.3 below).

(b)	Any new Non-Employee Director who is appointed by the Board to fill a vacancy on the Board or who becomes a committee chairperson prior to any such Annual Meeting shall receive a Stock Retainer consisting of a prorated number of shares of Restricted Stock for such interim term (subject to the election in Section 8.3 below).

(c)	The Restriction Period for Restricted Stock granted pursuant to a Stock Retainer shall lapse on 50% of the shares upon a Non-Employee Director’s completion of six (6) months of service on the Board following the grant of the Stock Retainer, and shall lapse on 100% of the shares upon a Non-Employee Director’s completion of one (1) year of service on the Board following the grant of the Stock Retainer. A Non-Employee Director who terminates his or her services on the Board prior to the lapse of such restrictions shall forfeit the Restricted Stock still subject to a Restriction Period as of the date of his or her termination of Board services. Except as permitted under Section 11.3, shares that are subject to a Restriction Period may not be transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions have lapsed. Prior to the lapse of restrictions, a Non-Employee Director holding Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock. Also during the Restriction Period, a Director shall be entitled to receive all dividends and other distributions paid with respect to the

Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were paid. In the event of a Change in Control, any remaining restrictions on an outstanding Stock Retainer Award automatically shall lapse.

(d)	A Non-Employee Director who is appointed by the Board to fill a new position or to assume new responsibilities not included within the then existing committee structure and responsibilities shall be eligible to receive further Stock Retainers as may be determined by the Board.

8.3 Stock Retainer Election. Within thirty (30) days following the date on which a Non-Employee Director is first elected or appointed to the Board, the Non-Employee Director may submit an irrevocable written election form requesting that his or her initial Stock Retainer be paid in the form of a Deferred Stock Grant. For each subsequent year, a Non-Employee Director may submit an election form prior to the end of the calendar year immediately preceding the Annual Meeting to which the election relates. Pursuant to the election form, each Non-Employee Director may elect to receive his or her Stock Retainer in the form of a Deferred Stock Grant, to be paid in the form of shares of the Common Stock following the first to occur of the Non-Employee Director’s Retirement, death or termination of services on the Board.

8.4 Deferred Stock Grant. A Non-Employee Director who elects to receive his or her Stock Retainer in the form of a Deferred Stock Grant shall have such Deferred Stock Grant allocated to the Non-Employee Director’s Stock Account, a bookkeeping account in the name of the Non-Employee Director, which shall be adjusted in accordance with Section 10.1 for certain corporate events, including stock splits, subdivisions, combinations or reclassifications of Common Stock, and increased from time to time by dividends on the hypothetical shares held in the Stock Account. For such purposes, at the time cash or stock dividends are declared by the Corporation, each Stock Account shall be increased by the number of shares that corresponds to the cash or stock dividend amount that would have been payable on the number of hypothetical shares held in the bookkeeping account had such shares been outstanding at the time the dividend was declared. Stock Account shares shall be subject to the same restrictions as are applicable to Restricted Stock granted pursuant to a Stock Retainer. Restrictions on Stock Account shares shall lapse on 50% of each Deferred Stock Grant upon a Non-Employee Director’s completion of six (6) months of service on the Board following the grant of the Deferred Stock Grant and shall lapse on 100% of the Deferred Stock Grant upon a Non-Employee Director’s completion of one (1) year of service on the Board following the date of the Deferred Stock Grant. In the event of a Change in Control, all remaining restrictions on an outstanding Deferred Stock Grant automatically shall lapse. A Non-Employee Director who terminates his or her services on the Board prior to the lapse of such restrictions shall forfeit the Deferred Stock Grant shares for which the restrictions have not lapsed, as of the date on which his or her Board services are terminated. Except as permitted under Section 11.3, Deferred Stock Grant shares may not be transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions have lapsed.

IX TERMINATION OF EMPLOYMENT OR SERVICES

9.1 Options and Stock Appreciation Rights.

(a) If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease, unless provided otherwise in a Participant’s Agreement.

(b) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

(c) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise. Provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one (1) year after a Participant’s date of death.

(d) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c), above.

(e) The Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right (but in no event past the tenth anniversary of the Grant Date); provided, however, that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

(f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new Awards under the Plan as of such date.

9.2 Restricted Stock and Restricted Stock Units. If a Participant terminates employment for any reason, the Participant’s right to shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award that are still subject to a Restriction Period automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for the Restricted Stock, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant) and, subject to Section 1.6, said shares shall be available for new Awards or Stock Retainers under the Plan as of such termination date. Provided, however, that the Committee, in its sole discretion, may provide in a Participant’s Agreement or otherwise for the continuation of a Restricted Stock Award or Restricted Stock Unit after a Participant terminates employment or services or may waive or change the remaining restrictions or add additional restrictions, as it deems appropriate. The Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock or Restricted Stock Unit Award, but the Committee may provide in a Participant’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement or otherwise that upon the Employee’s termination of employment due to (a) death, (b) Disability, or (c) involuntary termination by the Corporation without cause (as determined by the Committee) prior to the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

9.3 Performance Awards. Performance Awards shall expire and be forfeited by a Participant upon the Participant’s termination of employment or services for any reason, and, subject to Section 1.6, shall be available for new Awards or Stock Retainers under the Plan as of such termination date. Provided, however, that the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise for the continuation of a Performance Award after a Participant terminates employment or services or may waive or change all or part of the conditions, goals and restrictions applicable to such Performance Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, but the Committee may provide in an Employee’s Code Section 162(m) Performance Share Agreement or otherwise that upon the Employee’s termination of employment due to (a) death; (b) Disability; or (c) involuntary termination by the Corporation without cause (as determined by the Committee) prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

9.4 Annual Incentive Awards.

(a) A Participant who has been granted an Annual Incentive Award and terminates employment or services due to Retirement, Disability or death prior to the end of the Corporation’s fiscal year shall be entitled to a pro-rated payment of the Annual Incentive Award, based on the number of full months of employment or services, as applicable during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards and, in the event of the Participant’s death, to the Participant’s designated beneficiary.

(b) Except as otherwise determined by the Committee in its discretion, a Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Corporation’s fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to the Annual Incentive Award payment for that fiscal year.

9.5 Stock Retainers. If a Non-Employee Director terminates services on the Board for any reason other than a Change in Control of the Corporation, the Non-Employee Director’s Restricted Stock and Stock Account shares still subject to restrictions automatically shall be forfeited by the Non-Employee Director and, subject to Section 1.6, shall be available for new Awards or Stock Retainers under the Plan as of such termination date. Provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all Restricted Stock and Stock Account shares and add such new restrictions to Restricted Stock and Stock Account shares as it deems appropriate.

9.6 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

X ADJUSTMENTS AND CHANGE IN CONTROL

10.1 Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards and Stock Retainers as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards and Stock Retainers granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, as the Committee may determine to be appropriate in its sole discretion).

10.2 Change in Control.

(a) Notwithstanding anything contained herein to the contrary, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that upon a Change in Control, or such other events as determined by the Committee, any or all of the following shall occur: (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); (iv) all performance targets and performance levels shall be deemed to have been satisfied for any outstanding Annual Incentive Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); or (v) such other treatment as the Committee may determine.

(b) The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their cancelled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.

(c) Notwithstanding the foregoing, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit payable in shares of Common Stock, Performance Award payable in shares of Common Stock or Annual Incentive Award payable in shares of Common Stock, then each such outstanding Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award shall not be accelerated as described in Section 10.2(a). For the purposes of this Section 10.2(c), such an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award, for each share of Common Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

XI MISCELLANEOUS

11.1 Partial Exercise/ Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit, Annual Incentive Award or Stock Retainer; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

11.2 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued except as otherwise provided in the Plan or a Participant’s Agreement or by the Committee.

11.3 Non-Assignability; Certificate Legend; Removal.

(a) Except as described below or as otherwise determined by the Committee in a Participant’s Agreement, no Award or Stock Retainer shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award or Stock Retainer with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award or Stock Retainer and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

(b) Each certificate representing shares of Common Stock subject to an Award or Stock Retainer shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Champion Enterprises, Inc. 2005 Equity Compensation and Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan [and an Agreement dated , ]. A copy of the Plan, such rules [and such Agreement] may be obtained from the Secretary of Champion Enterprises, Inc.

(c) Subject to applicable Federal and State securities laws, issued shares of Common Stock subject to an Award or Stock Retainer shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 11.3 removed from the applicable Common Stock certificate.

11.4 Securities Laws.

(a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit, Performance Award, Annual Incentive Award or Stock Retainer is subject to such compliance with Federal and State laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any State laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award, Annual Incentive Award or Stock Retainer under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable Federal securities laws; (ii) under the requirements of the Stock Exchange or any other securities exchange or recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded; and (iii) under any blue sky or State securities laws applicable to such shares.

11.5 Withholding Taxes.

(a) The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock Award, Restricted Stock Unit, Stock Retainer, or the payment of a Performance Award or Annual Incentive Award. A Participant may in order to fulfill the withholding obligation tender previously-acquired shares of Common Stock that have been held at least six (6) months or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker assisted exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

(b) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.

11.6 Termination and Amendment.

(a) The Board may terminate the Plan, or the granting of Awards or Stock Retainers under the Plan, at any time. No new Incentive Stock Options shall be made under the Plan after December 6, 2014. No other new Awards or Stock Retainers shall be made under the Plan after May 2, 2015.

(b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.6 and Article 10; (iii) change the provisions relating to the eligibility of individuals to whom Awards or Stock Retainers may be made under the Plan; or (iv) permit the repricing of Options or Stock Appreciation Rights. In addition, if the Corporation’s Common Stock is listed on the Stock Exchange or another stock exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange or such other stock exchange, without obtaining the approval of the shareholders.

(c) No amendment, modification, or termination of the Plan shall in any manner affect any then outstanding Award or Stock Retainer under the Plan without the consent of the Participant holding such Award or Stock Retainer, except as set forth in any Agreement relating to an Award or Stock Retainer, or to bring the Plan or an Award or Stock Retainer into compliance with Code Section 409A.

11.7 Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award or Stock Retainer pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.

11.8 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

11.9 Repurchase Rights. Shares of Common Stock issued under the Plan may be subject to one (1) or more repurchase options, or other conditions and restrictions, as determined by the Committee in its discretion at the time an Award or Stock Retainer is granted. The Corporation shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one (1) or more persons as may be selected by the Corporation. Upon request by the Corporation, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

11.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Corporation may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Corporation, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards and Stock Retainers remain valid, legal or enforceable in all respects.

11.11 Beneficiary Designation. Subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Corporation shall pay any remaining unpaid benefits to the Participant’s legal representative.

11.12 Unfunded Obligation. A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

11.13 Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the votes cast at a duly held meeting of shareholders of the Corporation held within twelve (12) months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within twelve (12) months after approval by the Board, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.

IN WITNESS WHEREOF, this 2005 Equity Compensation and Incentive Plan has been executed on behalf of the Corporation on this the 7th day of December, 2004.

CHAMPION ENTERPRISES, INC.

By:

William C. Griffiths,
President and Chief Executive Officer

Dear Shareholders:

     The reverse side of this proxy card contains instructions on how to vote your shares over the Internet or by telephone for the election of directors, for the proposal to adopt the 2005 Equity Compensation and Incentive Plan and for all other matters that may properly come before the meeting. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card.

ELECTRONIC DISTRIBUTION

     If you would like to receive future Champion Enterprises, Inc. Proxy Statements and Annual Reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your email address.

     Thank you for your attention to these matters.

Champion Enterprises, Inc.

CHAMPION ENTERPRISES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
CHAMPION ENTERPRISES, INC.

The undersigned hereby appoints Selwyn Isakow and William C. Griffiths, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2005 and at any adjournments thereof, as specified on the reverse side of this proxy card.

The undersigned acknowledges receipt of the Proxy Statement dated March 14, 2005 and the Annual Report to Shareholders, which includes the Annual Report on Form 10-K, for the year ended January 1, 2005, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.

If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account are to be voted.

If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees, FOR the proposal, and in the discretion of the proxies on any other matters that may properly come before the meeting.

(To be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF

CHAMPION ENTERPRISES, INC.

May 3, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE — Call toll-free 1-800-PROXIES from a touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐	FOR ALL NOMINEES	NOMINEES:	___Robert W. Anestis ___Eric S. Belsky ___Selwyn Isakow
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		___Brian D. Jellison ___William C. Griffiths ___G. Michael Lynch
☐	FOR ALL EXCEPT (See instructions below)		___Shirley D. Peterson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	Proposal to adopt the 2005 Equity Compensation and Incentive Plan.

For	Against	Abstain

3.	In their discretion upon the transaction of such other business as may properly come before the meeting.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ___

Signature of Shareholder                                                                                     Date

Signature of Shareholder                                                                                     Date

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.